U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

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Tianyin Pharmaceutical Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIANYIN PHARMACEUTICAL CO., INC.
23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block 3, Renmin Road South
Chengdu, P. R. China, 610041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tianyin Pharmaceutical Co., Inc. will hold its Annual Meeting of Stockholders at 17 State Street, Suite 2000, New York, NY 10004 on January 21, 2010 at 7:30 PM.  We are holding the meeting for the following purposes:

1)	To elect members of the Board of Directors, whose terms are described in the proxy statement; and,

2)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of Tianyin common stock at the close of business on December 18, 2009, are entitled to vote at the meeting. The Board urges Stockholders to vote “FOR” Item 1 and solicits your vote.

In addition to the proxy statement, proxy card and voting instructions, a copy of Tianyin’s annual report on Form 10-K, which is not part of the proxy soliciting material is enclosed.

It is important that your shares be represented and voted at the meeting.  We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. Simply sign the return card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided to us at the address first written above.  Of course, you may also vote your shares in person at the Annual Meeting.

By Order of the Board of Directors,

Guoqing Jiang, Chief Executive Officer
December 30, 2009

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Tianyin of proxies to be voted at our Annual Meeting of Stockholders, to be held on January 21, 2010, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 7:30 PM.  The meeting will be held at 17 State Street, Suite 2000, New York, NY 10004.  Stockholders will be admitted beginning at 7:00 PM.  The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting.  If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you.  If you plan to attend the Annual Meeting, please retain the admission ticket.  Directions to the Annual Meeting are printed on the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Empire Stock Transfer Inc. at 1859 Whitney Mesa Dr, Henderson, NV 89014, 702.818.5898, Fax 702.974.1444.  If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are a Tianyin stockholder.

We are first mailing this proxy statement, the proxy card and voting instructions on or about December 30, 2009, to persons who were stockholders at the close of business on December 18, 2009, the record date for the meeting.

IMPORTANT—PLEASE READ

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience by mail using the enclosed envelope. This will ensure the presence of a quorum at the Annual Meeting and will save us the expense of additional solicitation. Sending in your proxy card and voting will not prevent you from voting your shares at the Annual Meeting, or changing your vote, if you desire to do so. It will also help us provide adequate seating if you note that you will attend. Your proxy is revocable at your option in the manner described in the Proxy Statement.

Proxies and Voting Procedures

You can vote your shares by completing and returning a proxy card or, if you hold your shares in “street name,” a voting instruction form.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you hold your shares through a broker, your shares may be voted even if you do not attend the Annual Meeting.

Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are also counted towards determining a quorum.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You will still be able to revoke your proxy until it is voted.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

You are entitled to vote at the Annual Meeting all shares of our common stock that you held as of the close of business on the record date.  Each share of our common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On December 18, 2009, the record date, there were 25,840,901 shares of common stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3, Renmin Road South, Chengdu, P. R. China, 610041 between the hours of 9:00 a.m. and 4:00 p.m. local time.

Required Vote

The presence, in person or by proxy, of the holders with a majority of the voting power at the Annual Meeting shall constitute a quorum, which is required in order to transact business at the meeting.

Cost of Proxy Distribution and Solicitation

Tianyin will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies.  Proxies may be solicited on behalf of Tianyin in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of Tianyin, who will receive no additional compensation for soliciting.  In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Tianyin stock.

Proposal 1

Proposal for the Election of Directors

The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among our directors and executive officers. Provided below are brief descriptions of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Information with Respect to Director Nominees

Name	Age
Dr. Guoqing Jiang	41
Professor Zunjian Zhang, Ph.D.	49
Professor Jianping Hou, Ph.D.	48
James T. McCubbin	45
Stewart Shiang Lor	45

Dr. Guoqing Jiang, the Chairman of the Board, Chief Executive Officer, President and Acting Chief Financial Officer.  Dr. Jiang has led the current management to acquire Tianyin Pharmaceutical Co., Ltd., a company organized and existing under the laws of China (“Chengdu Tianyin”) in 2003 and successfully transformed it from a regional player into one of the leading traditional Chinese medicine (“TCM”) manufacturers in China.  Prior to Tianyin, Dr. Jiang served as CEO at Kelun Pharmaceutical Group and built the company from inception to its current status as the world’s leading producer of intravenous solution products.  Dr. Jiang is a charismatic, natural leader and well-respected industry veteran with over 15 years of extensive experience and a proven track record in the pharmaceutical and modernized traditional Chinese medicine industry.  Dr. Jiang once served as a lecturer and resident physician for over 5 years after graduating as a Medical Doctor from Jiangsu University Medical School.

Stewart Shiang Lor, Director.  Mr. Lor has over 20 years of work experience in diverse disciplines including corporate management, manufacturing and operations, international trade, corporate finance and investment, information technology as well as sales and marketing.  Mr. Lor co-founded Lorons International Corporation, PowerBridge Technology Co., Ltd. and Cmark Capital Co., Ltd. and served in various senior management positions at several U.S. and China based companies.  Mr. Lor currently serves as a board director at Jpak Group Inc, a publicly listed company in the U.S.  He graduated from State University of New York at Stony Brook and studied Management at Baruch College in New York.

Professor Zunjian Zhang, Ph.D., Director.  Professor Zhang is currently a graduate school faculty advisor at China Pharmaceutical University. He is Executive Director at the Center for Instrument Analysis and in charge of the National Key Laboratory of Drug Quality Control and Pharmacovigilance of Ministry of Education at the university. Professor Zhang is a member of the Chinese Pharmacopoeia Commission and a SFDA expert review committee member for new drugs and health food products.  He is also an expert review panel member at the National Center for Drug Pricing Evaluation and the SFDA Jiangsu Province.  Professor Zhang is Deputy Executive Director at the Analytical Division of the Jiangsu Provincial Society of Chemistry and Chemical Engineering, Executive Director at the Drug Price Division of Jiangsu Price Association and a director at the Nanjing Pharmaceutical Association. Professor Zhang serves as an editor for Journal of China Pharmaceutical University and Journal of Chinese Traditional and Herbal Drugs.  He is a principal investigator in many national research projects and has published over 100 peer-reviewed research papers in prestigious journals both at home and abroad.  Professor Zhang received his B.S. and Ph.D. degrees in Pharmaceutical Analysis from China Pharmaceutical University.

Professor Jianping Hou, Ph.D., Director.  Professor Hou is currently a graduate school faculty advisor at Shaanxi University of Traditional Chinese Medicine.  He has published over dozens of peer-reviewed research papers and participated in the compiling and editing of a number of college textbooks in traditional Chinese medicine. Professor Hou is a principal investigator in more than 10 national research projects and has received the scientific achievement award from the State Administration of Traditional Chinese Medicine. Professor Hou is a SFDA expert review committee member for new drugs and health food products. He is also an expert review panel member for new drugs and side effects at SFDA Shaanxi Province.  Professor Hou is Executive Director at Shaanxi Pharmacological Society and the Clinical Pharmacology Committee of Shaanxi Pharmaceutical Association.  He has also held various senior management positions at Sizhuang Research Institute of Nutriceutics, Xikang Pharmaceutical Co., Ltd. and Sizhuang Pharmaceutical Co., Ltd.  Professor Hou received his Bachelor of Pharmacy and Master’s degree in Pharmacology of Traditional Chinese Medicine from Shaanxi University of Traditional Chinese Medicine. He earned his Ph.D. degree in Pharmacology of Traditional Chinese Medicine from Beijing University.  Professor Hou also completed an EMBA training program for top pharmaceutical executives at Beijing University.

Mr. James T. McCubbin, Director.  Mr. McCubbin currently serves as a Director, Vice President and Chief Financial Officer at WidePoint Corporation, an American Stock Exchange listed company (AMEX: WYY).  Prior to the commencement of his employment with WidePoint, he held various senior financial management positions with several companies in the financial and government sectors.  Mr. McCubbin is a director and chairman of the audit committee for Red Mile Entertainment, Inc., a developer and publisher of interactive entertainment software. Red Miles creates, incubates and licenses premier intellectual properties and develops products for console video game systems, personal computers and other interactive entertainment platforms.  Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science Degree in Finance and a Master’s Degree in International Management.

Pursuant to our Articles of Incorporation, this proposal can be approved at the meeting by a plurality of the votes cast at the election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTORS.

Executive Officer(s)

Name	Age	Position

Dr. Guoqing Jiang	41	CEO, President, Chairman of the Board and Acting Chief Financial Officer

Brief descriptions of the business experience during the past five years of our executive officer and an indication of directorships, if any, held by such officer in other companies subject to the reporting requirements under the Federal securities laws are provided above within Proposal 1.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Mr. Xintao You, Vice President of Operations. Mr. You has over 20 years of industry experience.  Prior to joining Tianyin, Mr. You was a Research Scientist at Sichuan Industrial Institute of Antibiotics, Faculty Member at West China School of Pharmacy Sichuan University, Visiting Scholar at Osaka University and Director of quality system at the Sichuan Qili Pharmaceutical Co. Mr. You received his Bachelors degree and Masters degree in pharmacy, respectively from China Pharmaceutical University and Sichuan University-affiliated West China Center of Medical Sciences.

Dr. Daqiao Zhang, the Vice President of Marketing and Sales. Dr. Zhang is an innovative pharmaceutical and TCM industry as an innovative marketing and sales expert with over 15 years of experience. Dr. Zhang served in various senior marketing and sales positions at Simcere Pharmaceutical Group (NYSE: SCR) and Nanjing Medical Company (SHSE: 600713). Dr. Zhang graduated from Jiangsu University Medical School and he also received an MBA degree from Macau University of Sciences and Technology.

Mr. Hongcai Li, the Vice President of Accounting.  Mr. Li is a Certified Public Accountant with over 10 years of experience in financial and accounting management. Prior to Tianyin, Mr. Li was an Accounting Manager Internal Auditor at Zarva Technology Group Co., Ltd., Financial Manager at Gome Electrical Appliances Holding Ltd., the largest electronics chain in China. Mr. Li received his Bachelor of Accounting degree from Chongqing Institute of Industrial Management.

GOVERNANCE OF TIANYIN

Board Committees

We currently have three committees appointed by our Board of Directors:

•
Audit Committee, which is comprised of James T. McCubbin (Chair), Professor Hou and Professor Zhang.  The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the American Stock Exchange’s Listing Standards.

•
Compensation Committee, which is comprised of James T. McCubbin (Chair), Professor Hou and Professor Zhang. The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the American Stock Exchange’s Listing Standards.

•
Nominating Committee, which is comprised of James T. McCubbin (Chair), Professor Hou and Professor Zhang.  The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the American Stock Exchange’s Listing Standards.

All three of these committees have a written charter, which are currently available on our website: http://www.tianyinpharma.com.

Audit Committee and Financial Expert

Our Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to our:

•	Quarterly and annual consolidated financial statements and financial information filed with the Securities and Exchange Commission;
•	System of internal controls;
•	Financial accounting principles and policies;
•	Internal and external audit processes; and
•	Regulatory compliance programs.

The committee will meet periodically with management to consider the adequacy of our internal controls and financial reporting process.  It will also discuss these matters with our independent auditors and with appropriate financial personnel that we employ.  The committee will review our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the Securities and Exchange Commission.

The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management.  The independent auditors have unrestricted access and report directly to the committee.  The committee intends to meet as often as is necessary throughout the year to carry out its duties.

James T. McCubbin is our Audit Committee Financial Expert, as that term is defined in Item 407 of Regulation S-K and the Board has determined that Mr. McCubbin is independent, as that term is defined in Section 803 of the NYSE AMEX Company Guide and Section 10A(m)(3) of the Securities Exchange Act of 1934.  Mr. McCubbin’s qualifications as an audit committee financial expert are described in his biography above.

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REPORT OF AUDIT COMMITTEE

We have reviewed Tianyin Pharmaceutical Co., Inc.’s audited financial statements as of and for the fiscal year ended June 30, 2009, and met with both management and Patrizio & Zhao, LLC, Tianyin’s independent auditors, to discuss those financial statements.  Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Management has primary responsibility for Tianyin’s financial statements and overall reporting process, including the company’s system of internal controls.  The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us.  We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

We have received and discussed with Patrizio & Zhao, LLC, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  These items relate to that firm’s independence from Tianyin.  We also discussed any matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees) with Patrizio & Zhao, LLC.

Based on these reviews and discussions, we recommend to the Board that the Company’s audited financial statements be included in Tianyin’s annual report on Form 10-K for the fiscal year ended June 30, 2009.

James T. McCubbin (Chair)
Professor Zunjian Zhang
Professor Jianping Hou

Compensation Committee

The Compensation Committee is responsible for setting executive compensation, for making recommendations to the full Board concerning director compensation and for general oversight of the compensation and benefit programs for other employees.  The committee intends to meet as often as is necessary throughout the year to carry out its duties.

Our overall compensation policies are monitored by the Compensation Committee.  The duties and responsibilities of the Compensation Committee are to:
•	administer the employee benefit plans of our company designated for such administration by the board;
•	establish the compensation of our Chief Executive Officer (subject to the terms of any existing employment agreement);
•	with input from our Chief Executive Officer, establish or recommend to the board the compensation of our other executive officers (subject to the terms of any existing employment agreements); and
•	monitor our overall compensation policies and employment benefit plans.

Dr. Jiang, our Acting Chief Financial Officer, will participate in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers. However, he will not participate in determining his own compensation.

We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to motivate them to perform in a manner that maximizes our corporate performance. We want our compensation to provide our executives with an overall competitive compensation package that seeks to align individual performance with our long-term business objectives.

In the future, we may rely upon consultants to set our salaries, to establish salary ranges or to provide advice regarding other compensation matters. We compare our salaries and other elements of compensation against the salaries and other compensation measures of other public companies in our industry by reviewing the proxy statements of such other companies. However, we do not prepare formal benchmarking studies.

Nominating Committee

The Nominating Committee nominates candidates for the Board and will consider nominees recommended by shareholders.  The Nominating Committee is responsible for selecting and nominating persons for election or appointment by our Board as Board members. Pursuant to the Nominating Committee Charter, the Committee will consider recommendations for nominees from shareholders submitted to our Secretary at our corporate offices.  A nomination submission must include information regarding the recommended nominee, including all of the information that is required to be disclosed in solicitations or proxy statements for the election of Board members, as well as information sufficient to evaluate the factors to be considered by the Committee, including character and integrity, business and professional experience, and whether the person has the ability to apply sound and independent business judgment and would act in the interests of Tianyin and our shareholders; nominees must also state in advance his or her willingness and interest in serving on the board of directors. Nomination submissions are required to be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The committee intends to meet as often as is necessary throughout the year to carry out its duties.

Directors Attendance at Meetings

During fiscal 2009, the Board held one meeting.  None of the directors attended fewer than 75% of the total number of Board of Directors meeting or the Board committee(s) of which he or she was a member during fiscal 2009.

We intend to schedule a Board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict.   All of our directors attended the board meeting we held last year in conjunction with last year’s annual shareholder meeting.

Stockholder Communications With Directors

Tianyin stockholders who want to communicate with our Board or any individual director can write to:

Tianyin Pharmaceutical Co., Inc.
23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block 3, Renmin Road South
Chengdu, P. R. China, 610041
Attn:  Management

Your letter should indicate that you are a Tianyin stockholder.  Depending on the subject matter, the management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about Tianyin or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on our review of copies of such reports, we believe that there was compliance with all filing requirements of Section 16(a) applicable to our officers, directors and 10% stockholders during fiscal 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions during the last fiscal year with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transactions with any member of the immediate families of the foregoing person (include spouse, parents, children, siblings, and in-laws) nor is any such transaction proposed, except as follows:

On January 16, 2008, we sold all of the assets we held before the Share Exchange (as defined herein below), which consisted solely of our optometry software, to Charles Driscoll – our former CEO and sole director – for $100.00.

On January 16, 2008, we entered into and consummated the transactions (the “Share Exchange”) contemplated under a Securities Exchange Agreement by and among us, Raygere Limited, a company organized under the laws of the British Virgin Islands and Time Poly Management Limited, Happyvale Limited and Fartop Management Limited, each a BVI company, and Cmark Holding Co., Ltd., an exempted company organized under the laws of the Cayman Islands.  As a result of the Share Exchange, Raygere became our wholly-owned subsidiary and the Raygere Stockholders acquired approximately 87.68% of the 14,587,200 issued and outstanding shares of our Common Stock following the Share Exchange, but before the dilution resulting from the financings we completed in January 2008.

On September 7, 2007, Grandway Group Holdings Ltd., a Hong Kong subsidiary of Raygere,  entered into a sales and purchase agreement with three of the existing shareholders ("Original Shareholders") of Chengdu Tianyin Pharmaceutical Co., Inc., our indirect wholly owned subsidiary located in Chengdu, Sichuan Province of the People’s Republic of China that operates our business, pursuant to which Grandway purchased 100% of the equity interest in Chengdu Tianyin.  The total purchase consideration was RMB3,000,000 (approximately U.S.$414,771.39) which was determined based upon the net asset value of Chengdu Tianyin as of October 30, 2007.  This transfer was approved by the Bureau of Foreign Trade and Economic Cooperation of Chengdu Economic Technology Development Administration Committee on October 30, 2007, and the registration with the Chengdu Administration of Industry and Commerce was completed on November 5, 2007.  As a result of this transfer, Grandway acquired 100% of the equity of Chengdu Tianyin.

On January 16, 2008, pursuant to a Share Transfer Agreement, Stewart Shiang Lor issued stock options to the executive officers and management team of Chengdu Tianyin.  Pursuant to the agreement, Mr. Lor granted to the Executives the option to acquire all of the shares of Time Poly Management Limited, a British Virgin Islands corporation that owns 39,000 shares of equity interest in Raygere, which prior to the Share Exchange represented 78% of Raygere’s equity, and received 9,976,824, shares of our Common Stock in the Share Exchange transaction.  Mr. Lor is the sole shareholder of Time Poly Management and is also now one of our directors standing for re-election.  Under the terms of the Share Transfer Agreement, the Executives will have the right and the option to purchase 100% of the outstanding shares of capital stock of Time Poly Management at any time through November 15, 2008.  Although the Executives may exercise their options at any time during the term of the option, the exercise price of the options depends upon the fulfilment of certain performance targets based on the future revenues of Chengdu Tianyin, as set forth in the Share Transfer Agreement.  The exercise prices of these options range from $1,293 to $660,975.  The options vest on a one-third basis per quarter for three specified quarters and may be exercised in whole or in part after Chengdu Tianyin’s revenues for such quarter are determined, which shall not be later than 45 days following the applicable fiscal quarter.

As part of the Share Exchange Agreement, Time Poly Management Limited, Cmark Holdings Co., Ltd., Happyvale Limited and Fartop Management Limited (the “Escrow Stockholders”) entered into a Share Escrow Agreement pursuant to which they placed an aggregate of 2,410,283 million shares of Common Stock they own (the “Escrowed Shares”) into escrow for the benefit of the Investors of the private financings we completed in January 2008, in the event we fail to achieve certain net income levels; one half of the Escrowed Shares is allocated to each of the two fiscal years involved in the Share Escrow Agreement (the “Yearly Shares”).   The Escrowed Shares are being held as security for the achievement of the: (i) the lesser of our reported net income of at least $5.6 million or fully diluted EPS (share count includes all outstanding common shares, preferred shares, warrants and options) of $0.16 per share in fiscal 2008 (the “2008 Performance Threshold”) and (ii) the lesser of our reported net income of at least $7.2 million or fully EPS (share count includes all outstanding common shares, preferred shares, warrants and options) of $0.20 per share in fiscal 2009 (the “2009 Performance Threshold”).  If we achieve more than 92% of each of the 2008 Performance Threshold and the 2009 Performance Threshold, the Escrowed Shares will be released back to the Escrow Stockholders.  For each year that we achieve 92% or less of the 2008 Performance Threshold or 2009 Performance Threshold, the Investors shall receive 73,624 shares for each one percent (or fraction thereof) by which such performance threshold was not achieved (pro rata based on the number of shares of Series A Preferred Stock owned by such Investor at such date) up to a maximum of 1,104,360 shares and if less than a total of 500,000 shares are so delivered, the Escrow Stockholders shall receive the difference between 500,000 and the number of shares delivered to the Investors. Additionally, if all of the Yearly Shares are distributed in any given year, then the Company must distribute an aggregate of 1,000,000, 3-year warrants at an exercise price of $1.00 per shares, to the Investors.  We achieved the 2008 Performance Threshold and accordingly, approximately 1,205,141 of the Escrowed Shares were released from escrow and delivered to the Escrow Stockholders.

We also achieved the 2009 Performance Threshold and accordingly, the remaining Escrowed Shares were released from escrow and delivered to the Management Group.

Lock-Up Agreement

Certain of our shareholders holding an aggregate of 12,790,800 shares of our Common Stock have agreed that they will not, subject to certain limited exceptions set forth in the lock up agreement, offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in or otherwise dispose of any of his/her shares of our Common Stock from the period commencing on the Closing Date and expiring on the date that is the earlier of: (i) 6 months following the effective date of the registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants or (ii) 12 months following the Closing Date.  In addition, for a period of 12 months following such period, no such shareholder shall sell more than one-twelfth of their total shares of Common Stock during any one month period.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Share Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Promoters and Certain Control Persons

On January 16, 2008, we entered into the Share Exchange Agreement, pursuant to which all the shares of Raygere were transferred to us and Raygere became our wholly-owned subsidiary.  Together, the Raygere Stockholders owned shares constituting 100% of the issued and outstanding ordinary shares of Raygere.  Pursuant to the terms of the Share Exchange Agreement, the Raygere Stockholders transferred to us all of their shares in Raygere in exchange for the issuance of an aggregate of 12,790,800 shares of our common stock to the Raygere Stockholders. As a result of this Share Exchange, Raygere became our wholly-owned subsidiary and the Raygere Stockholders acquired approximately 87.68% of the 14,587,200 issued and outstanding shares of our Common Stock following the Share Exchange, but before the dilution resulting from the private financings we closed in January 2008.

Our only “promoters” (within the meaning of Rule 405 under the Securities Act), or person who took the initiative in the formation of our business or in connection with the formation of our business received 10% of our debt or equity securities or 10% of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years have been Time Poly Management, Ltd. and Cmark Holdings, Co., Ltd. In connection with the Share Exchange, Time Poly and Cmark, the majority shareholders of Raygere, received 9,976,824 and 2,165,503 shares of our common stock, respectively, representing approximately 68.39% and 14.85%, respectively, of our issued and outstanding shares.  Mr. Stewart Shiang Lor is the sole shareholder of Time Poly and Cmark and Mr. Lor is one of our directors.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

EXECUTIVE AND DIRECTOR COMPENSATION

Prior to the Share Exchange, we had not paid any compensation to our chief executive officer or any other executive officer during the fiscal years ended December 31, 2006, 2005 or 2004, nor did we issue any options or awards to our executive officers during such time.  We did not have any employment agreements with our executive officers either.  Additionally, prior the Share Exchange, our directors did not receive any compensation for acting as such, but were reimbursed for out-of-pocket expenses incurred while attending board meetings.

The following table sets forth the compensation paid by Raygere, through Chengdu Tianyin to our chief executive officer and to all other executive officers for services rendered during the preceding three fiscal years.  In reviewing the table, please note that:

●	The compensation amounts paid to Dr. Jiang, reflects compensation paid to him by the operating subsidiaries of Raygere during the reported periods; and

●	No other officer earned more than US$100,000 per annum.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation Earnings ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Quoqing Jiang, CEO	2009	100,000							100,000
Guoqing Jiang, CEO	2008	65,000	-	-	-	-	-	-	65,000
Guoqing Jiang, CEO(1)	2007	62,400	-	-	-	-	-	-	62,400
Guoqing Jiang, CEO(1)	2006	52,000	-	-	-	-	-	-	52,000

(1) The compensation for Guoqing Jiang reflects his salary at Chengdu Tianyin prior to the Share Exchange.

Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End

We did not grant any options or awards to any of our named executive officers during our last completed fiscal year nor did any of our executive officers exercise any such options or awards during such period nor did any such options or awards vest during the period.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement, resignation, constructive termination or change in control transaction.

Employment Agreements

We do not currently have any employment agreements with our executive officers, but intend to enter into employment agreements at market rates as determined by the board of directors and confidentiality agreements with our executive officers.

Compensation of Directors

In the past, we did not pay our directors fees for attending scheduled and special meetings of our board of directors.  However, on February 29, 2008, our board resolved, via unanimous written consent to compensate our directors as follows: our directors who are employees do not receive any compensation from us for services rendered as directors. The Board created three classes of fees for outside directors: (1) outside directors who are “independent,” as defined in the Exchange Act will be paid $1,000 per month; (2) outside directors who are not “independent” will not receive any fees at this time, but once our cash flow position improves, the Compensation Committee will reconvene and make recommendations; (3) the Audit Committee Chairman will receive $3,000 per month and an aggregate of 36,000 5-year options to purchase shares of our common stock – the price of the options shall be struck at the “Fair Market Value” based upon the closing price of our stock on the then current exchange on the date of issue and shall vest pro-rata over a period of 12 months.  Additionally, although we do not currently have an arrangement or agreement to provide stock based compensation to our outside directors, we are authorized to grant outside directors incentive stock options from time to time if we find it in our best interest to do so.

Independent Public Accountants

Effective January 25, 2008, as a result of the Share Exchange, we dismissed our principal accountant and the client-auditor relationship between us and The Hall Group, CPAs ceased.  On that same day, we engaged Patrizio & Zhao, LLC as our principal independent accountant to audit our financial statements for the fiscal year ended June 30, 2007.  We did not have an audit committee then, but our Board approved changing our auditors.  The Hall Group served as our independent public accountant from 2006 to the date of their dismissal.  The Hall’s Group audit reports for our past two fiscal years did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2006 and 2005 and in the subsequent interim periods through the date of dismissal, there were no disagreements with the Hall Group on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of the Hall Group would have caused the Hall Group to make reference to the matter in their report.

Patrizio & Zhao audited the financial balance sheet of Chengdu Tianyin Pharmaceutical Co., Ltd. as of June 30, 2007, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years ended June 30, 2007 and 2006; Chengdu Tianyin is our indirect wholly owned subsidiary located in Chengdu, Sichuan Province of the People's Republic of China that, post the Share Exchange, operates our current business.  Their report was included in our Current Report on Form 8-K that was filed with the SEC on January 18, 2008 and in the Registration Statement on Form S-1 that we filed on January 14, 2008.  Other than the aforementioned audit and report, during our two most recent fiscal years and the subsequent interim periods prior to engaging Patrizio & Zhao, we have not previously consulted with Patrizio & Zhao regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to that item) between us and the Hall Group, as there were no such disagreements, or any other reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) during our two most recent fiscal years and any later interim period; we also have not received any written report or any oral advice concluding that there was an important factor to be considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue.

In connection with Patrizio & Zhao’s audit, we requested that they review the disclosure contained above and provided them with an opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of our views expressed above or the respects in which they do not agree with our statements above.  Patrizio & Zhao informed us that no such letter is necessary.

We included this information in a Current Report on Form 8-K, which we filed on February 14, 2008 and provided the Hall Group with a copy of such disclosure and requested that the Hall Group furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not the Hall Group agrees with the disclosure. A copy of the letter dated February 14, 2008 furnished by the Hall Group in response to that request was filed as Exhibit 16.1 to the February 14, 2008 8-K.

Audit Fees

The aggregate fees billed for professional services rendered by Patrizio & Zhou for the audit of the registrant's annual financial statements and review of financial statements included in the registrant's Form 10-K or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2009 and 2008 were approximately $11,000 and $90,000, respectively.

Audit-Related Fees

No such fees were incurred in fiscal 2009.

All Other Fees

No other fees were incurred in fiscal 2009.

Auditing Service Pre-approval Policies

Our Board of Directors must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Tianyin by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which should nonetheless be approved by our Board prior to the completion of the audit.  Each year the independent auditor’s retention to audit our financial statements, including the associated fee, is approved by the Board before the filing of the previous year’s annual report on Form 10-K.  At the beginning of the fiscal year, the Board will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management.  At each subsequent Board meeting, the auditor and management may present subsequent services for approval.  Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Since May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Patrizio & Zhao, LLC has been approved in advance by the Board, and none of those engagements made use of the de minimus exception to pre-approval contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

BENEFICIAL OWNERSHIP OF TIANYIN COMMON STOCK

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

As of December 18, 2009, we had a total of 25,840,901 shares of common stock and 2,322,750 shares of preferred stock issued and outstanding, which are the only issued and outstanding equity securities of the Company.  The preferred stock does not have voting rights with respect to the proposals contained herein, but we include such stock on as converted basis for purposes of the following table.

The following table sets forth, as of December 18, 2009: (a) the names and addresses of each beneficial owner of more than 5% of our common stock and preferred stock (taken together as one class) known to us, the number of shares of common stock and preferred stock beneficially owned by each such person, and the percent of our common stock and preferred stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock and preferred stock beneficially owned, and the percentage of our common stock and preferred stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and preferred stock, except as otherwise indicated.

Name	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares

Time Poly Management Ltd.	9,976,824 (1)	35.42%

Dr. Guoqing Jiang, CEO, Acting Chief Financial Officer and President	9,976,824(1)(2)	35.42%

Cmark Holdings Co., Ltd.(3)	2,165,503	7.69%

Stewart Shiang Lor, Director	12,142,327(4)	43.11%

Mr. Xintao You	769,059 (5)	2.73%

Mr. Yong Zhan	751,368 (6)	2.67%

Ms. Li Zhou	544,455 (7)	1.93%

Mr. Daqiao Zhang	225,605 (8)	*

Mr. Hongcai Li	30,080 (9)	*

Professor Zunjian Zhang, Ph.D, Director	0	*

Professor Jianping Hou, Ph.D., Director	0	*

Mr. James T. McCubbin, Director	36,000 (10)	*

TriPoint Global Equities, LLC	1,565,927 (11)	5.56%

All Directors, Executive Officers and Director, As a Group (5 persons)	12,180,756	43.25%

* Less than one percent

(1)      Represents 9,976,824 shares of our Common Stock that were issued to Time Poly Management Ltd., a British Virgin Islands company (“Time Poly”), in the Share Exchange. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, certain of Chengdu Tianyin Pharmaceutical’s executive officers, including Dr. Jiang, have an immediately exercisable option to purchase from Stewart Shaing Lor 100% of the equity of Time Poly, after which such executive officers shall have the voting, dispositive and investment power over Time Poly. Stewart Shiang Lor is one of our directors.   See “Certain Relationships and Related Transactions” above.

(2)      Pursuant to the Share Transfer Agreement, dated as of January 16, 2008, Dr. Jiang has an immediately exercisable option to purchase from Stewart Shaing Lor (the current owner of 100% of the share capital of Time Poly) up to 38,430 shares of Time Poly equity, which, upon exercise, would entitle Dr. Jiang to own 76.86% of the equity of Time Poly.  Accordingly, upon exercise of such option, Dr. Jiang will indirectly (through his 76.86% ownership of Time Poly) own 7,668,188 shares of our Common Stock, but he will maintain all of the voting, dispositive and investment power (through his control of Time Poly) of all of the 9,976,824 shares of our Common Stock that were issued to Time Poly in the Share Exchange. See “Certain Relationships and Related Transactions” above.

(3)      The person having voting, dispositive or investment powers over Cmark is Stewart Shiang Lor, Authorized Agent.

(4)      Mr. Lor is the sole shareholder of Time Poly, which owns 9,976,824 shares of our voting stock and therefore, Mr. Lor beneficially owns 9,976,824 shares of our voting stock.  Mr. Lor is also the sole shareholder of Cmark, which owns 2,165,503 shares of our voting stock and therefore Mr. Lor beneficially owns 2,165,503 shares of our voting stock.

(5)      This number includes the following: 765,222 shares (7.67%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Mr. You has an option to purchase from Stewart Shaing Lor up to 3,837 shares of Time Poly equity, which will cause him to own 7.67% of Time Poly. See “Certain Relationships and Related Transactions” above.

(6)      This number includes the following: 747,264 shares (7.49%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Mr. Zhan has an option to purchase from Stewart Shaing Lor up to 3,743 shares of Time Poly equity, which will cause him to own 7.49% of Time Poly.  See “Certain Relationships and Related Transactions” above.

(7)      This number includes the following: 541,741 shares (5.43%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Ms. Zhou has an option to purchase from Stewart Shaing Lor up to 2,714 shares of Time Poly equity, which will cause him to own 5.43% of Time Poly.  See “Certain Relationships and Related Transactions” above.

(8)      This number includes the following: 224,479 shares (2.25%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Mr. Zhang has an option to purchase from Stewart Shaing Lor up to 1,126 shares of Time Poly equity, which will cause him to own 2.25% of Time Poly.  See “Certain Relationships and Related Transactions” above.

(9)      This number includes the following: 29,930 shares (0.30%) of our Common Stock, which are part of the 9,976,824 shares of our Common Stock that were issued to Time Poly. Time Poly is currently wholly-owned by Stewart Shiang Lor, who has the sole voting and dispositive power over the shares of Time Poly.  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Mr. Li has an option to purchase from Stewart Shaing Lor up to 150 shares of Time Poly equity, which will cause him to own 0.30% of Time Poly.  See “Certain Relationships and Related Transactions” above.

(10)       Mr. McCubbin was granted 36,000 stock options on February 28, 2008, that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date.  The exercise price of the options is $2.80, which represents the Fair Market Value of the Company on February 28, 2008.  As of December 18, 2009, all of these options have vested.

(11)       This number includes the 1,260,927 shares of common stock underlying the placement agent warrants TriPoint Global received as placement agent of the January 2008 Financings and the 305,000 shares of our common stock TriPoint Capital Advisors, LLC received in a private transaction. Mark Elenowitz and Michael Boswell have voting, dispositive or investment powers over TriPoint Global. Louis Taubman – our outside securities counsel –also maintains an indirect financial interest in TriPoint Global but holds no voting, dispositive or investment powers over that entity.  Michael Boswell, Mark Elenowitz and Louis Taubman have voting, dispositive or investment powers over TriPoint Capital.

Changes in Control

Pursuant to the Share Exchange, we had 14,587,200 shares of Common Stock issued and outstanding following our share exchange on January 16, 2008, of which Raygere’s former shareholders owned 87.68% with the balance held by investors in the Financing and those who held our shares prior to the Share Exchange. Therefore, the closing of the Share Exchange caused a change in control.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders must ensure that the proposal is received by Tianyin at 23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3, Renmin Road South, Chengdu, P. R. China, 610041:

•	Not later than June 30, 2010, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or
•	August 1, 2010.

FORM 10-K

On September 24, 2009, the Company filed with the SEC an annual report on Form 10-K for the fiscal year ended June 30, 2009. A copy of the Form 10-K is enclosed herewith.  Upon written request to the Company’s U.S. office at 17 State Street, Suite 2000, New York, NY 10004, the exhibits set forth on the exhibit index of the Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

ADMISSION TICKET

TIANYIN PHARMACEUTICAL CO., INC.
23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block 3, Renmin Road South
Chengdu, P. R. China, 610041

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

Directions to
17 State Street, Suite 2000, New York, NY 10004

17 State Street is located in downtown Manhattan; the cross streets are Pearl Street and Water Street.  The office is located near the New York City Staten Island Ferry Terminal.

This location is easily accessible via public transportation:

1.	The No. 1 train to South Ferry (our office is located across the street from this subway station)
2.	The No. 4 or 5 train to Bowling Green (our office is located across the street from this subway station)

PROXY

TIANYIN PHARMACEUTICAL CO., INC.
23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block 3, Renmin Road South
Chengdu, P. R. China, 610041

Annual Meeting of Shareholders – January 21, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Jiang, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of Tianyin Pharmaceutical Co., Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of Tianyin Pharmaceutical Co., Inc. to be held at 17 State Street, Floor 20, New York, NY 10004, on January 21, 2010 at 7:30 PM and at any adjournment or postponment thereof.  When this proxy is properly executed, the shares to which this proxy relates will be voted as specified.  If no contrary instruction is indicated for any proposal, the vote shall be cast in accordance with the recommendation of the Board of Directors.  This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

This proxy is solicited on behalf of the Board of Directors of Tianyin Pharmaceutical Co., Inc. The Board of Directors unanimously recommends that you vote “For” each of the proposals.	Please mark your votes as indicated in this example. [X]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1.  To elect The Board of Directors, whose terms are described in the proxy statement.

To withhold authority to vote for any nominee, mark “For All Except” and write the nominee’s name(s) on the line below.

FOR ALL                      WITHHOLD ALL                                FOR ALL EXCEPT
[_]                                              [_]                                                             [_]           ____________________________

Please indicate if you intend to attend this meeting         [_] YES                       [_] NO

If address has changed, please check the box and indicate your new address below           [_]

________________________________
________________________________
________________________________

I/We:  [   ]will attend;  [   ]will not attend the meeting.

Signature(s)                                                                           Date:

___________________________________________________

Please print your name  ________________________________

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.